Exhibit 10.2

PROMISSORY NOTE

Effective Date: April 18, 2025

Principal Amount: $86,000.00

Maturity Date: May 15, 2025

This Promissory Note (“Note”) is entered into by and between:

Lender:

PixelArc LLC

A California limited liability company

950 N Kings Rd #218, West Hollywood, CA 90069

Borrower:

Global Interactive Technologies, Inc.

A Delaware corporation

160 Yeoeuiseo-ro, Yeongdeungpo-gu, Seoul, Korea

1.	Loan and Use of Funds

Lender agrees to loan Borrower the principal amount of Eighty-Six Thousand U.S. Dollars ($86,000.00). The funds are being provided to enable Borrower to make its required payment to the NASDAQ Stock Market LLC. The Lender shall pay this amount directly to NASDAQ on behalf of Borrower.

2.	Interest and Payment Terms

-	Interest-Free Period: No interest will accrue if the full amount is repaid on or before May 15, 2025.

-	Default Interest: If any amount remains unpaid after May 15, 2025, interest shall accrue on the unpaid principal at a rate of twelve percent (12%) per annum, compounded monthly, from May 16, 2025 until fully repaid.

-	Late Fee: A one-time late payment fee equal to 5% of the unpaid principal will be applied if Borrower fails to pay by the Maturity Date.

-	Repayment: One lump-sum payment of the full principal (and any interest, if applicable) is due on or before the Maturity Date.

-	Prepayment: Borrower may prepay any amount at any time without penalty.

3.	Default and Remedies

-	Failure to pay the Note on time constitutes an Event of Default.

-	Upon default, Lender may accelerate repayment, require immediate payment of all sums due, and enforce any collateral rights under the related Security Agreement.

4.	Governing Law

This Note shall be governed by the laws of the State of California. Disputes shall be adjudicated in Los Angeles County, California.

5.	Entire Agreement

This Note constitutes the full and final understanding of the parties.

IN WITNESS WHEREOF, the parties have executed this Note as of the Effective Date.

BORROWER:

Global Interactive Technologies, Inc.

By:	/s/ Taehoon Kim
Name:	Taehoon Kim
Title:	CEO
Date:	Apr. 18, 2025

LENDER:

PixelArc LLC

By:	/s/ Amy Shi
Name:	Amy Shi
Title:	CEO
Date:	04/18/2025

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